April 8, 2008

ALLIANCE DATA’S EPSILON SIGNS MULTI-YEAR EXPANSION AGREEMENT WITH CITICORP CREDIT SERVICES, INC. TO
LAUNCH DATABASE MARKETING PLATFORM

•	Alliance Data’s Epsilon business recently signed a multi-year expansion agreement with Citicorp Credit Services, Inc., to design and implement a customized database marketing and analytic platform within Citi’s ThankYou® Network.

•	Under the terms of the agreement, Epsilon will build a suite of integrated marketing solutions which will function as a marketing datamart, campaign management engine, analysis and reporting tool for the ThankYou® Network.

•	This database marketing platform will accompany the loyalty application platform that Epsilon designed and built for the ThankYou® Network in 2006, and which powers the ThankYou® Network’s points-based customer rewards program. Epsilon also hosts and maintains a website and customer interface for the redemption of ThankYou® Network rewards.

•	Additionally, Epsilon currently provides Citicorp Credit Services, Inc. with a proprietary email marketing platform and strategic consulting services in support of the company’s consumer credit card business, including permission-based email marketing and the delivery of transactional messages such as “statement is ready” notices.

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